POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Keith Goldan (the Chief Financial Officer), Michael Marino (the Chief Legal Officer), Michele Janis (the Vice President of Finance) and Anthony Krick (the Controller) of OptiNose, Inc. (the Company), and each of such officerTMs successors, each as the undersignedTMs true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned, in the undersignedTMs capacity as an officer and/or director of the Company, the undersignedTMs application for EDGAR Access with the United States Securities and Exchange Commission (Form ID application);

(2)    execute for and on behalf of the undersigned, in the undersignedTMs capacity as an officer and/or director of the Company, Forms 3, 4 and 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to (A) complete and execute any such Forms 3, 4 or 5 (B), complete and execute any amendment or amendments thereto, and (C) timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being  understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-factTMs discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-factTMs substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersignedTMs responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersignedTMs holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _____2nd__________ day of ___June______, 2022.

                            /s/ Michele Janis
                            Michele Janis